UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 11, 2022

Lightwave Logic, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40766	82-0497368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

369 Inverness Parkway, Suite 350, Englewood, CO 80112

(Address of principal executive offices, including Zip Code)

(720) 340-4949

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LWLG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (this “Form 8-K/A”) is an amendment to the Current Report on Form 8-K filed by Lightwave Logic, Inc. with the Securities and Exchange Commission on January 18, 2022 (the “Original 8-K”). This Form 8-K/A is being filed to supplement the information contained in Item 5.02 of the Original 8-K regarding Dr. Craig Ciesla’s compensation as a director. No other changes have been made to the Original 8-K or the exhibits thereto.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Dr. Joseph A. Miller

On January 11, 2022, Dr. Joseph A. Miller tendered his resignation as a director of Lightwave Logic, Inc. (the “Company”) to the Company’s Board of Directors (the “Board”) effective January 17, 2022. Dr. Miller’s resignation is not a result of any disagreement between himself and the Company, its management, the Board or any committee of the Board. A copy of Dr. Miller’s letter of resignation is attached as Exhibit 17.1 hereto.

Appointment of Dr. Craig Ciesla

On January 17, 2022, the Board elected Dr. Craig Ciesla to serve as a member of the Board. Dr. Ciesla’s initial term as a Class II member of the Board will continue until the Company’s 2022 Annual Meeting of Shareholders or until his successor is duly appointed.

Dr. Ciesla is currently the Vice President, Head of the Advanced Platforms and Devices Group at Illumina, a leading provider of DNA sequencing and array technologies. There he leads a team driving innovation in sequencing platforms, microfluidics, electronics, and nanofabrication. He has held this position since June 2017. Prior to Illumina, from June 2016 to June 2017, he was Vice President of Engineering at Kaiam, where he was responsible for the development and production of 100G transceivers for the data-center market. He was also the founding CEO of Tactus Technology, an innovator in the user interface industry, where he was the co-inventor of Tactus’ polymer morphing screen technology. Before Tactus he had a variety of roles at Intel, JDSU (now Lumentum), Bookham (now Oclaro) and Ignis Optics developing a wide range of products in the fiber-optics market. He started his career at Toshiba Research Europe, where he performed early terahertz images of skin cancer. Dr. Ciesla holds a BSc (Hons.) in Applied Physics and Ph.D. in Physics from Heriot-Watt University in Edinburgh.

Dr. Ciesla has been named to serve on the Audit Committee and the Nominating and Corporate Governance Committee of the Board.

Dr. Ciesla will receive the following compensation for serving as a director: $30,000 annual cash fee paid quarterly at the end of each quarter, $50,000 RSAs vesting annually over 3 years, 50,000 options vesting monthly over one year.

Item 8.01 Other Events.

Press Release

On January 18, 2022, the Company issued a press release announcing the election of Dr. Craig Ciesla as a member of the Board. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

17.1	Resignation Letter - Dr. Joseph A. Miller

99.1	Press Release – January 18, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTWAVE LOGIC, INC.

By:	/s/ James S. Marcelli
Name:	James S. Marcelli
Title:	President

Dated: January 21, 2022